Exhibit 10.3

IRREVOCABLE BUSINESS SALE AGREEMENT

THIS IRREVOCABLE BUSINESS SALE AGREEMENT ("Agreement") has been made and entered into as of this 27th day of September, 2010, by and between Reshoot Production Company, a Nevada corporation, and its Team Sports Superstore, Inc. (“TSS”) a California corporation.

RECITALS

A. The parties hereto desire to enter into this Agreement whereby Team Sports Superstore, Inc. will sell to Reshoot Production Company the following:

•         Team Sports Superstore, Inc. business operations, including assets and liabilities

•         Team Sports Superstore, Inc. trademark and logo.

•         The clientele of Team Sports Superstore, Inc.

(hereinafter collectively referred to as the "Business").

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

THE BUSINESS SALE

1.1. Sale of Business. Team Sports Superstore, Inc. hereby agrees to sell 100% of the equity interest in the company to Reshoot Production Company, in the form of a tax free exchange of stock,

1.1. Sale of Business. Team Sports Superstore, Inc. hereby agrees to sell 100% of the equity interest in the company to Reshoot Production Company, in the form of a tax free exchange of stock, at the time when Team Sports Superstore, Inc. can present audited financials prepared by a PCOAB auditing firm to Reshoot Production Company. This sale includes all the assets, liabilities, tradenames, and business operations of Team Sports Superstore, Inc.

1.2 No Warranty. The Business is sold on an "AS IS" basis and without warranty including no warranty of merchantability or fitness for a particular purpose for its products and services.

1.3 The Business Transfer. The sale of the Business will be accomplished by placing the Business together with all assets and liabilities of Team Sports Superstore, Inc. as of the date the audited financials are completed for Team Sports Superstore, Inc. into the ownership and control of Reshoot Production Company.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

of Team Sports Superstore, Inc.

2.1 Representations and Warranties of Team Sports Superstore, Inc. Team Sports represents and warrants to Reshoot Production Company as follows:

a) Representations and Warranties of Team Sports Superstore, Inc. Team Sports Superstore, Inc. hereby represents and warrants that is a company in good standing in California, and has the requisite organizational power and authority to carry on its business as now being conducted.

b) Team Sports Superstore, Inc. has the requisite power and authority to enter into this Agreement and to consummate this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Team Sports. This Agreement has been duly executed and delivered and constitutes a valid and binding obligation, enforceable against both Parties in accordance with its terms.

c) Management of the Company represents they has taken the required steps to start the audit process of its financial statements by engaging a PCOAB auditor.

d) As of September 27, 2011, Bill Sigler is the 100% owner of Team Sports Superstore, Inc. Bill Sigler has the requisite power and authority to enter into this Agreement on behalf of Team Sports Superstore.

e) The management of Team Sports Superstore, Inc. agrees to conduct its business only in the ordinary course of business consistent with past practice based on the best efforts of the management team, whereby there will be no condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Team Sports Superstore, Inc. to consummate the transactions contemplated by this Agreement.

f) Team Sports Superstore, Inc. has good, clear and marketable titles to all the tangible properties and tangible assets as being owned by Team Sports or acquired after the date thereof which are, individually or in the aggregate, material to Team Sports' business.

g) Team Sports Superstore, Inc. has filed all tax returns required to be filed, and does not have a tax liability exceeding one hundred thousand ($100,000) dollars. No material claim for unpaid taxes have been made or become a lien against the property of Team Sports.

h) To the best of management’s knowledge, Team Sports Superstore is not infringing on any existing trademarks, service marks, patents, trade names, copyrights or licenses. Team Sports in the process of refining its trademarks, and service marks.

i) There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting Team Sports or any of their assets or business or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

j) It is understood that Bill Sigler personally owns 29,000,000 common shares, par value $0.001 of Reshoot Production Company, a Nevada Corporation, whose stock is quoted on the OTC-Bulletin Board under the stock symbol: RSPO. Mr. Bill Sigler, at his sole discretion, may transfer, grant, gift or assign his RSPO shares to other employees or corporate officers/directors of Team Sports Superstore, Inc., future owners of Team Sports Superstore, Inc., corporate consultants, Athletic Ambassadors or non-employees of the Company. It would be expected that any transfer of shares would take place after this Irrevocable Business Sale Agreement is consummated.

REPRESENTATIONS AND WARRANTIES

of Reshoot Production Company

2.2 Representations and Warranties of Reshoot Production Company. Reshoot Production represents and warrants to Team Sports Superstore, Inc. as follows:

a) Organization, Standing and Corporate Power. Reshoot Production Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, as is applicable, and has the requisite corporate power and authority to carry on its business as now being conducted. Reshoot Production is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Reshoot Production.

b) Reshoot Production has the requisite power and authority to enter into this Agreement and to consummate this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Reshoot Production. This Agreement has been duly executed and delivered and constitutes a valid and binding obligation, enforceable against both Parties in accordance with its terms.

c) There is no suit, action or proceeding or investigation pending or, to the knowledge of Reshoot Production, threatened against or affecting Reshoot Production or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or prevent, hinder or materially delay the ability of Reshoot Production to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Reshoot Production having, or which, insofar as reasonably could be foreseen by Reshoot Production, in the future could have, a Material Adverse Effect.

d) The conduct of the business of Reshoot Production complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto except for such violation thereof would not have a Material Adverse Effect.

e) Reshoot Production has filed all reports, schedules, forms, statements and other documents as required by the U. S. Securities and Exchange Commission (the "SEC.") and Reshoot Production has made available to Team Sports Superstore all reports, schedules, forms, statements and other documents filed with the SEC. The Reshoot Production’s SEC documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC documents, and none of the SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC. The consolidated financial statements of Reshoot Production comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Reshoot Production as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent's independent accountants). As set forth in the SEC Documents, at the date of the most recent financial statements, Reshoot Production has not incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to this Agreement.

ARTICLE III.

MISCELLANEOUS

3.1. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

3.2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Nevada in connection with any action arising under or brought with respect to this Agreement.

3.3. Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

3.4. Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

3.5. Complete Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties and, except as provided herein, supersede all previous negotiations, commitments and writings.

3.6. Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto.

3.7. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

RESHOOT PRODUCTION COMPANY

By: /s/ Bill Sigler

Bill Sigler

CEO/President

Team Sports Superstore, Inc.

By: /s/ Bill Sigler

Bill Sigler

CEO/President